Exhibit 99.5

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of Jacksonville Bancorp, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York time, on [                    ], 2013, the last business day prior to the scheduled expiration date of the Rights Offering of [                    ], 2013. The expiration date may be extended by the Board of Directors of the Company.

This will instruct you whether to exercise Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of Jacksonville Bancorp, Inc. Rights Certificates.”

BASIC SUBSCRIPTION PRIVILEGE

Box 1. ☐ Please DO NOT EXERCISE BASIC SUBSCRIPTION PRIVILEGE for shares of Common Stock.

Box 2. ☐ Please EXERCISE BASIC SUBSCRIPTION PRIVILEGE for shares of Common Stock as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

OVERSUBSCRIPTION PRIVILEGE

Box 1. ☐ Please DO NOT EXERCISE OVERSUBSCRIPTION PRIVILEGE for shares of Common Stock.

Box 2. ☐ Please EXERCISE OVERSUBSCRIPTION PRIVILEGE for shares of Common Stock as set forth below.

Type of Privilege (A)	Number of Shares (B)		Per Share Price (C)		Purchase Price (D)
Basic Subscription Privilege		X	$0.50	=	$
					(Column B number of shares multiplied by Column C price per share)
Oversubscription Privilege		X	$0.50	=	$
					(Column B number of shares multiplied by Column C price per share)
TOTAL PAYMENT					$ (Total of Column D amounts above)

Box 3. ☐ Payment in the amount of $             is enclosed.

Box 4. ☐ Please deduct payment in the amount of $             from the following account maintained by you:

Type of Account	Account Number

(The total of Box 3 and Box 4 must equal the total payment specified in Column D above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of common stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

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